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                                Exhibit C(1)


                         CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 2 to the Registration Statement on Form S-6 (the "Registration Statement") of our report dated January 25, 1999, relating to the financial statements of The Northwestern Mutual Life Insurance Company, and of our report dated January 25, 1999, relating to the financial statements of Northwestern Mutual Variable Life Account, which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

















PricewaterhouseCoopers LLP


Milwaukee, Wisconsin
February 25, 1999